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                                                                       Exhibit 7



                 Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Pre Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-46113) pertaining to the LLANY Separate Account R for Flexible Premium Variable Life Insurance, and to the use therein of our report dated March 12, 1998, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.

/s/ Ernst & Young LLP
Fort Wayne, Indiana
June 29, 1998